AGREEMENT IN SETTLEMENT OF CONSULTING SERVICES DEBT

THIS AGREEMENT made as of the 6 th day of March 2004.

BETWEEN:   JOHN ARKOOSH , of Concord, California      and

CALIFORNIA NEWS TECH , of 529 Buchanan St., San Francisco, California, 94102

WHEREAS :

A. California News Tech, (the "Company") failed to pay its full consulting services expense for the year ended December 31, 2002 to its officers.

B. John Arkoosh ("Officer"), the Company's Vice President of Business Development and Director, has not been paid a total of $17,500 for services rendered to the Company during the year ended December 31, 2002.

C. The parties desire to enter into an agreement whereby the Company will issue a promissory note to Officer in consideration for services rendered to the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

1.    The Company hereby agrees to issue a promissory note to Officer in the amount of $17,500 with zero percent (0%) interest per annum which shall become due and payable on March 6, 2006 in consideration for services rendered to the Company by Officer during the year ended December 31, 2002

2.   This Promissory Note is made in settlement of all professional consulting fees owed to Officer to December 31, 2003 . This note shall not be transferable, assignable, nor collateralized.

3.   The Company has the right to repay the entire amount due before March 6, 2006 without penalty. Repayment of this note shall be made in accordance with the use of proceeds statement contained in the year 2004 Initial Public Offering document.

4.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on this 4 th day of April, 2004

California News Tech.

/s/ Marian Munz                                                                                                   /s/ John Arkoosh
By: Marian Munz                                                                                                 By: John Arkoosh
Its: President

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